Exhibit (o) under Form N-1A
                                           Exhibit 24 under Item 601/Reg SK


                             POWER OF ATTORNEY

      Each person whose  signature  appears  below hereby  constitutes  and appoints the Secretary, Assistant Secretary(ies) of GOLDEN OAK(R) FAMILY OF FUNDS and Senior Corporate Counsel, Mutual Fund Services and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be
filed  with  the  Securities  and  Exchange   Commission  pursuant  to  the
Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the
same,  with  all  exhibits   thereto  and  other  documents  in  connection
therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                          TITLE                                 DATE
----------                          -----                                 ----




/s/ John F. Donahue                 Chairman and Trustee          May 16, 2002
---------------------------------
John F. Donahue                     (Chief Executive Officer)


/s/ Peter J. Germain                President                     May 16, 2002
---------------------------------
Peter J. Germain


/s/ J. Christopher Donahue          Executive Vice President and Trustee
---------------------------------                                May 16, 2002
J. Christopher Donahue


/s/ Richard J. Thomas               Treasurer                     May 16, 2002
---------------------------------
Richard J. Thomas                   (Principal Financial and Accounting
Officer)


/s/ Thomas G. Bigley                Trustee                       May 16, 2002
---------------------------------
Thomas G. Bigley


/s/ John T. Conroy, Jr.             Trustee                       May 16, 2002
---------------------------------
John T. Conroy, Jr.


/s/ Nicholas P. Constantakis        Trustee                       May 16, 2002
---------------------------------
Nicholas P. Constantakis


/s/ John F. Cunningham              Trustee                       May 16, 2002
---------------------------------
John F. Cunningham


/s/ Lawrence D. Ellis, M.D.         Trustee                       May 16, 2002
---------------------------------
Lawrence D. Ellis, M.D.


/s/ Peter E. Madden                 Trustee                       May 16, 2002
---------------------------------
Peter E. Madden


/s/ Charles F. Mansfield, Jr.       Trustee                       May 16, 2002
---------------------------------
Charles F. Mansfield, Jr.


/s/ John E. Murray, Jr.             Trustee                       May 16, 2002
---------------------------------
John E. Murray, Jr.


/s/ Marjorie P. Smuts               Trustee                       May 16, 2002
---------------------------------
Marjorie P. Smuts


/s/ John S. Walsh                   Trustee                       May 16, 2002
---------------------------------
John S. Walsh




Sworn to and subscribed before me this 16th day of May, 2002


/s/ Nancy H. Beatty
---------------------------------
Notarial Seal
Nancy H. Beatty, Notary Public
Pittsburgh, Allegheny County
My Commission Expires December 7, 2004
Member, Pennsylvania Association of Notaries